Exhibit 10.7(d)

                              AMENDMENT NO. 3
                                    TO
               SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDMENT NO. 3, dated as of November 18, 1993, is between Concurrent Computer Corporation (the "Company"), Fleet
Bank of Massachusetts, N.A. ("Fleet") and CIBC Inc. (the
"Lenders").

     WHEREAS, the parties have decided to amend the Second Amended and Restated Credit Agreement dated as of July 21, 1993, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of September 28, 1993 and Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of November 10, 1993 (the "Credit Agreement") between the Company, the Lenders and Fleet, as Agent for the Lenders by, among other things, changing certain financial covenants;

     NOW, THEREFORE, the Company and, pursuant to Section 12.04 of the Credit Agreement, the Lenders hereby agree as follows:

     1. Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     2. Section 9.27 of the Credit Agreement is amended by (a) replacing "45,500,000" with "30,000,000", and (b) inserting
"(without any deduction for losses)" after "Net Income".

     3. Section 9.28 of the Credit Agreement is deleted and replaced with the following language:

     "9.28 Senior Debt to EBITDA. As at the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 1994, the Company will not permit the ratio of (a) Senior Debt to (b)
     EBITDA for the immediately preceding four fiscal quarters minus Capital Expenditures (including capitalized software) for such four quarter period, to be greater than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending         Senior Debt to EBITDA

     March 31, 1994                     2.30 to 1
     June 30, 1994                      2.25 to 1
     September 30, 1994                 2.00 to 1
     December 31, 1994                  1.75 to 1
     March 31, 1995                     1.60 to 1
     June 30, 1995, and each fiscal     1.40 to 1
     quarter ending thereafter

     Notwithstanding the foregoing, for the fiscal quarters ending March 31, 1994 and June 30, 1994,
     (b) above shall be calculated by multiplying
     EBITDA minus Capital Expenditures (including capitalized software) for each such fiscal quarter by 4."

     4. Section 9.29 of the Credit Agreement is deleted and replaced with the following language:

     "9.29. Debt Service Coverage Ratio. The Company will not, as at the end of any fiscal quarter, permit the ratio of (a) EBITDA to (b) the sum of
     (i) Interest Expense for such period, plus (ii) all scheduled principal payments due on money borrowed from any source for such quarter, plus (iii) all lease payments in respect of Capital Lease
     Obligations during such quarter, to be less than
     2.25 to 1.0, provided that for the fiscal quarter ending December 31, 1993, such ratio shall not be less than .40 to 1.00. Notwithstanding the foregoing, any scheduled monthly principal installment deferred pursuant to Section 4.01 hereof shall not constitute a "scheduled principal payment" for any fiscal quarter other than the fiscal quarter during which such installment originally was due."

     5. Section 9.30 of the Credit Agreement is deleted and replaced with the following language:

     "9.30 Net Income, etc. The Company will not permit (a) commencing with the fiscal quarter beginning October 1, 1993, Net Income to be less than $0 for any two fiscal quarters in any period of four consecutive fiscal quarters, and (b) Net
     Income (i) (calculated without considering any accounting changes or restructuring charges) for the fiscal year of the Company ending June 30, 1994 to be less than $2,500,000 and (ii) for the fiscal quarter ending December 31, 1993 to be less than a negative $2,700,000."

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

     6. Section 9.31 of the Credit Agreement is deleted and replaced with the following language:

     "9.31. Domestic Liquid Assets. The Company will not permit Domestic Liquid Assets at the end of any fiscal month to be less than $28,500,000. For purposes hereof, "Domestic Liquid Assets" shall mean the sum of (a) domestic cash and cash equivalent, (b) Eligible Accounts Receivable, and
     (c) domestic inventory. Within 15 Banking Days of the end of each fiscal month, the Company shall deliver to each of the Lenders and the Agent a Domestic Liquid Assets Compliance Certificate in the form of Exhibit A attached hereto."

     7.   Section 9.32 of the Credit Agreement is
amended by replacing the columns styled "Fiscal Quarter
Ending" and "Quick Ratio" with the following language:

          "Fiscal Quarter Ending        Quick Ratio

           June 30, 1993             .70 to 1
           September 30, 1993        .70 to 1
           December 31, 1993         .60 to 1
           March 31, 1994            .60 to 1
           June 30, 1994             .55 to 1
           September 30, 1994        .75 to 1
           December 31, 1994         .80 to 1
           March 31, 1995            .85 to 1
           June 30, 1995, and each   1.0 to 1"
           fiscal quarter ending thereafter

     8.   Section 9.33 of the Credit Agreement is
amended by replacing the columns styled "Fiscal Quarter
Ending" and "Maximum Leverage Ratio" with the following language:

"Fiscal Quarter Ending        Maximum Leverage Ratio

     June 30, 1993                   2.15 to 1
     September 30, 1993              3.10 to 1
     December 31, 1993               3.15 to 1
     March 31, 1994                  3.00 to 1
     June 30, 1994                   2.50 to 1
     September 30, 1994              1.60 to 1
     December 31, 1994               1.50 to 1
     March 31, 1995                  1.25 to 1
     June 30, 1995, and each         1.00 to 1"
     fiscal quarter thereafter
     ending thereafter

     9. Annex 1 to Exhibit B of the Credit Agreement is amended by replacing the second page thereof with Exhibit B attached hereto.

     10.  Schedule II to Exhibit C of the Credit
Agreement is amended by replacing such Schedule (but not Annex I thereto) with Exhibit C attached hereto.

     11. Section 9.01(j) of the Credit Agreement is deleted and replaced with the following language:

          "(j) within five Banking Days after the
               Company knows or has reason to believe
               that a Default or Specified Event has
               occurred, a notice of such Default or
               Specified Event describing the same in
               reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;"

     12. With respect to the fiscal quarter ending September 30, 1993, the Lenders hereby waive the Company's obligations under Sections 9.27, 9.28, 9.29 and 9.33 of the Credit Agreement.

     13. Except as otherwise expressly provided above, (a) all terms and conditions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed, and (b) the execution, delivery and effectiveness of this Amendment No. 3 shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Basic Documents, nor constitute a waiver of any provision under any of such Documents.

     14. This Amendment No. 3 only shall be effective upon the Company's payment to Fleet and CIBC Inc. in immediately available funds of a restructuring fee in the amount of $37,648.81 and $68,452.38, respectively.

     15   This Amendment No. 3 may be executed in any number of
counterparts, all of which taken together shall constitute one and the same instrument and any of the other parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have caused this Amendment
No. 3 to be duly executed as of the date first above written.

                              CONCURRENT COMPUTER CORPORATION

By:_____________________________________

                              FLEET BANK OF MASSACHUSETTS, N.A.

By:_____________________________________

                              CIBC Inc.

By:______________________________________

                                 Exhibit A

               DOMESTIC LIQUID ASSETS COMPLIANCE CERTIFICATE

               Monthly fiscal period ending ___________, 199_

     Reference is made to be Second Amended and Restated Credit Agreement dated as of July 21, 1993 (as modified and supplemental and in effect from time to time, the "Credit Agreement") between the Lenders, Agent and Concurrent Computer Corporation ("Company"). Terms defined in the Credit Agreement are used as defined herein.

     The officer executing this certificate* on behalf of the Company hereby certifies that, to be best of [his/her] knowledge, the Company is in compliance with Section 9.31 of the Credit Agreement as at the end of the monthly fiscal period ending ________, 199_ as set forth in the attached Annex 1 and as determined in accordance with the requirements of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the ______ day of ______________, 199_.

                      CONCURRENT COMPUTER CORPORATION


By:________________________________

                                   Title:

* Must be signed by the president, chief executive officer, chief financial officer or controller of the Company